Exhibit 99.2

Management’s Discussion and Analysis of Segment Results

          BB&T’s operations are divided into seven reportable business segments: the Banking Network, Mortgage Banking, Trust Services, Insurance Services, Investment Banking and Brokerage, Specialized Lending, and Treasury. These operating segments have been identified based primarily on BB&T’s existing organizational structure. See Exhibit 99.1 “Operating Segments” for a full discussion of the segments, the internal accounting and reporting practices utilized by BB&T to manage these segments and financial disclosures by segment as required by Statement of Financial Accounting Standards (“SFAS”) No. 131. Fluctuations in noninterest income and expense earned and incurred related to external customers are more fully discussed in the “Noninterest Income” and “Noninterest Expense” sections of BB&T’s 2002 Annual Report on Form 10-K. Expenses that are considered to be merger-related, restructuring charges and a gain from the sale of an equity investment in an electronic transaction processing company during 2001 are retained in the Corporate Office and are excluded from these segments.

   Banking Network

          The Banking Network grew internally during 2002 as well as through mergers of three banking companies. The total Banking Network is composed of 1,122 banking offices, up from 1,081 banking offices at December 31, 2001. Net interest income for the Banking Network totaled $2.2 billion, an increase of $167.1 million, or 8.3%, compared to 2001. The 2001 balance reflected an increase of $87.6 million, or 4.5%, compared to 2000. The increase in net interest income in 2002 is composed of a 6.5% increase from external customers and a 12.7% increase in the net credit generated by the internal funds transfer pricing (“FTP”) system. The increase in net intersegment interest income reflects the addition of FTP adjustments associated with the loan and deposit balances of the institutions acquired during 2002 and strong internal growth in deposits during 2002 resulting in an increase in the credit for funds received through the FTP system.

          The provision for loan and lease losses increased $1.8 million, or .9%, from 2001 to 2002. This slight increase reflects the relatively stable levels of nonperforming assets as a percentage of total assets during 2002. The 2001 provision reflected an increase of $65.0 million, or 43.7%, compared to 2000. This increase resulted from added provisions from acquired institutions, and higher provision necessary to cover significant net charge-off growth in 2001 compared to 2000.

          Noninterest income produced from external customers through the Banking Network increased $158.0 million, or 29.0% during 2001 due primarily to growth in service charges on deposits, while noninterest income allocated from other segments increased $106.5 million, or 44.4% due to intersegment revenue received as a result of substantially higher mortgage loan originations. Comparing 2001 to 2000, noninterest income from external customers increased $88.6 million, or 19.4%, and intersegment noninterest income increased $119.2 million, or 99.0%. Noninterest expenses incurred within the Banking Network increased $38.4 million, or 3.7%, because of increased employee related expenses, while noninterest expenses allocated from the other operating segments increased $74.9 million, or 14.9%, over the same time frame, because of financial institutions acquired during the year and a substantial increase in full time equivalent employees in the Banking Network, upon which certain expense allocations are based. Comparing 2001 to 2000, noninterest expense increased $87.1 million, or 9.2%, and noninterest expenses allocated to the Banking Network from intercompany sources increased $178.9 million, or 55.0%.

          The provision for income taxes allocated to the Banking Network increased $63.4 million, or 20.9%, because of a 30.1% increase in pretax income, which was partially offset by lower effective tax rates, which reflect lower consolidated effective tax rates. Effective tax rates declined from 28.8% in 2001 to 26.8% in 2002 due to the elimination of nondeductible goodwill amortization in connection with the adoption of SFAS No. 142 in 2002 and the implementation of various business strategies, as discussed in the “Provision for Income Taxes” section of BB&T’s 2002 Annual Report on Form 10-K. The 2001 provision for income taxes decreased $49.9 million, or 14.1%, compared to 2000 because of decreases in pretax income and the effective tax rate.

          Total identifiable assets for the Banking Network increased $9.7 billion, or 25.4%, to a total of $47.8 billion, compared to 2001, which reflected an increase of $577.3 million, or 1.5%, compared to 2000. These increases were largely due to acquisitions.

   Mortgage Banking

          BB&T’s Mortgage Banking segment further expanded during 2002 compared to 2001 because of the continued favorable low interest rate environment. BB&T’s mortgage originations totaled $14.1 billion for 2002, up 34.3% compared to 2001. BB&T’s residential mortgage servicing portfolio totaled $34.8 billion at year-end 2002 compared with $29.0 billion in 2001.

          Net interest income for the Mortgage Banking segment totaled $309.1 million, up $150.1 million, or 94.4%, compared to 2001. The 2001 amount reflected an increase of 38.0% compared with 2000. These increases reflect the continued growth in mortgage originations as a result of historically low interest rates. The continued strong credit quality of the mortgage portfolio has resulted in the Mortgage Banking segment’s provision for loan and lease losses being relatively stable during the years ended December 31, 2002, 2001, and 2000.

          Noninterest income produced from external customers increased $29.7 million, or 26.7% compared to 2001, which in turn reflected an increase of $25.8 million, or 30.2%, from 2000. The increases were the result of record origination volume in 2001 and 2002. Noninterest expenses incurred within the Mortgage Banking segment increased $77.2 million, or 116.0%, as a result of higher amortization of mortgage servicing rights, while noninterest expenses allocated from the other operating segments increased $3.1 million, or 11.9%. The increase in expenses allocated to the Mortgage Banking segment during 2002 reflects the results of acquired institutions. Comparing 2001 and 2000, noninterest expenses from external sources increased $7.9 million, or 13.4%, and intersegment noninterest expenses increased $3.4 million, or 14.8%.

          The provision for income taxes allocated to the Mortgage Banking segment increased $22.9 million, or 42.4%, due to higher pretax income. For 2001, the provision for income taxes increased $21.9 million, or 68.2%, compared to 2000 due to the same reasons that caused the 2002 increase.

          Total identifiable assets for the Mortgage Banking segment increased $1.7 billion, or 19.2%, from 2001 to 2002, and $666.3 million, or 8.0%, from 2001 to 2000, due to acquisitions and mortgage origination volumes during the last two years.

   Trust Services

          Net interest income for the Trust Services segment totaled $27.5 million, an increase of $15.1 million, or 122.1%, compared to 2001. This increase is composed of a 43.8% decrease in net interest expense paid to external customers and a 1.7% decrease in the net credit for funds as calculated by BB&T’s internal FTP system. This decrease is due to lower average carrying values of assets under administration compared to 2001, which resulted from the depressed markets. The net interest income in 2001, which totaled $12.4 million, was $1.4 million, or 10.3% less than the balance for 2000. This decrease is due to lower average carrying values of assets under administration compared to 2000, which resulted from the lower interest rate environment.

          Noninterest income produced from external customers increased $5.7 million, or 6.2% during 2002, while noninterest income for 2001 reflected an increase of $11.9 million, or 14.9%, compared to 2000. Noninterest expenses incurred within the Trust Services segment increased $19.8 million, or 33.0%, while noninterest expenses allocated from the other operating segments increased $5.4 million. For 2001, noninterest expense increased $8.1 million, or 15.6%, while expenses allocated to the Trust Services segment decreased $.6 million, or 15.1%.

          The provision for income taxes allocated to Trust Services decreased $1.0 million, or 9.1%, due to lower pretax income. Comparing 2001 and 2000, the provision for income taxes increased $.9 million, or 8.7%. Total identifiable segment assets for Trust Services increased 25.4% to a total of $78.7 million at December 31, 2002 compared to 2001, and increased 58.8% from 2000 to 2001 primarily due to acquisitions of financial institutions during 2002 and 2001.

   Insurance Services

          Noninterest income produced from external sources increased $118.7 million, or 69.8% during 2002 due to the acquisitions of Cooney Rickard & Curtin Inc. (“CRC”) and eight other insurance agencies during the year along with internally-generated growth. For 2001, noninterest income increased $47.8 million, or 39.1%, compared to 2000 due to these same factors. Noninterest expenses incurred within the Insurance Services segment increased $97.7 million, or 79.2%, while noninterest expenses allocated from the other operating segments grew to $23.7 million. The increase in expenses allocated to Insurance Services primarily resulted from the purchased agencies discussed above. For 2001, noninterest expenses increased $36.1 million, or 41.4%, and intersegment noninterest expenses increased 3.1%.

          The provision for income taxes allocated to Insurance Services increased $1.1 million in 2002 and $4.8 million in 2001 consistent with the growth in pretax income. Total identifiable segment assets for Insurance Services more than tripled to a total of $551.7 million, primarily due to the acquisition of CRC, which is the 4th largest wholesale insurance broker in the country. For 2001, total identifiable segment assets increased 25.7%.

   Specialized Lending

          BB&T’s Specialized Lending segment continued to expand during 2002 compared to 2001. Net interest income totaled $185.9 million, up $42.9 million, or 30.0%, compared to 2001. The 2001 amount reflected an increase of $36.7 million, or 34.6%, compared to 2000. These increases were caused by internal growth and improved product diversification among the specialty finance alternatives offered to consumers and businesses by the seven wholly-owned subsidiaries comprising BB&T’s Specialized Lending segment. In addition, as a result of the declining interest rate environment during 2001 and 2002, the net interest margin for this segment widened, which further contributed to the increase in net interest income.

          The provision for loan and lease losses increased $20.1 million, or 46.9%, from 2001 to 2002. The provision during 2001 was up $15.4 million, or 55.9%, compared to 2000. Due to the higher credit risk profiles of the specialized lending lines of business, loss rates are expected to be higher than conventional bank lending. Loss rates are also affected by shifts in the portfolio mix of the underlying subsidiaries. As a result of the prolonged economic slowdown during 2001 and 2002, BB&T increased the provision for loan and lease losses allocated to this segment.

          Noninterest income produced from external customers increased $6.0 million and $16.3 million, or 11.6% and 45.5%, during 2002 and 2001, respectively, due primarily to higher commissions and fees resulting from the growth in the volume of products and services sold. Noninterest expenses incurred within the Specialized Lending segment were up $3.4 million, or 3.2%, because of increased performance compensation commissions and personnel expenses, and intersegment noninterest expenses increased $10.4 million, compared to 2001. During 2001, noninterest expenses increased $25.7 million, or 32.4%, compared to 2000 due to the same reasons.

          The provision for income taxes allocated to the Specialized Lending segment increased $5.4 million, or 34.1%, due to higher pretax income. For 2001, the provision for income taxes increased $4.4 million, or 37.7%, compared to 2000 also resulting from growth in pretax income. The effective tax rates remained very steady for all three years.

          Total identifiable assets for the Specialized Lending segment increased $365.5 million, or 25.8%, from 2001 to 2002, and $225.3 million, or 18.9%, from 2000 to 2001 due to internal growth and branch expansion during the last two years.

   Investment Banking and Brokerage

          Net interest income for the Investment Banking and Brokerage segment totaled $7.5 million, a decrease of $1.3 million compared to 2001, which was $2.9 million lower than 2000 due to lower interest rates. Noninterest income produced from external customers increased $34.8 million, or 19.2% during 2002. For 2001, noninterest income increased $17.0 million compared to 2000. This increase resulted from higher fixed income securities underwriting fees, retail brokerage fees and investment banking income. Noninterest expenses incurred within the Investment Banking and Brokerage segment increased $10.9 million, while noninterest expenses allocated from the other operating segments increased $13.2 million primarily due to the acquisition of Ryan Lee and the corresponding increase in full time equivalent employees in the Investment Banking and Brokerage segment, upon which certain expense allocations are based. Comparing 2001 and 2000, noninterest expenses increased $21.1 million due to higher compensation expense, and intersegment noninterest expenses increased 6.3%.

          The provision for income taxes allocated to Investment Banking and Brokerage increased $3.9 million, due to substantially higher pretax income from 2001. For 2001, the provision for income taxes decreased $.7 million compared to 2000. Total identifiable assets for the Investment Banking and Brokerage segment increased 40.0% to a total of $982.8 million primarily due to the acquisition previously discussed. For 2001, total identifiable segment assets decreased $49.7 million.

   Treasury

          Net interest income for the Treasury segment totaled $222.1 million, a decrease of $52.2 million, or 19.0%, compared to 2001. This significant decrease is comprised of a $32.4 million decrease in net interest income from external customers and a $19.7 million decrease in the net charge for funds allocated to the Treasury segment as calculated by BB&T’s internal FTP system. This large decrease is principally due to changes in the mix and profitability of securities held by the Treasury segment. For 2001, net interest income increased $35.1 million compared to 2000. Noninterest income from external customers increased $201.6 million during 2002, principally due to securities gains taken during 2002 to economically offset writedowns in the carrying value of BB&T’s capitalized mortgage servicing rights. For 2001, noninterest income increased $237.4 million compared to 2000 principally because of a restructuring of the securities portfolio, which resulted in securities losses of approximately $222.2 million in 2000. Noninterest expenses incurred within the Treasury segment increased $7.4 million, while noninterest expenses allocated from the other operating segments decreased $.3 million. For 2001, noninterest expenses increased $1.5 million and intersegment noninterest expenses increased $1.4 million.

          The provision for income taxes allocated to the Treasury segment increased $45.5 million and $78.5 million in 2002 and 2001, respectively, due to increases in pretax income. Total identifiable assets for the Treasury segment increased 26.4% during 2002 to a total of $20.5 billion. For 2001, total identifiable segment assets for the Treasury segment decreased $875.3 million, or 5.1%.